Exhibit 99.1

Verisk Reports Second-Quarter 2021 Financial Results

•	Consolidated revenues were $747.5 million, up 10.1%, and up 6.3% on an organic constant currency (OCC) basis for the second quarter of 2021.
•	Net income attributable to Verisk was $154.0 million, down 14.0% for the second quarter of 2021. Adjusted EBITDA, a non-GAAP measure, was $370.8 million, up 6.5%, and up 4.2% on an OCC basis.
•

Diluted GAAP earnings per share (diluted EPS) attributable to Verisk were $0.94 for the second quarter of 2021, down 13.0%. Diluted adjusted earnings per share (diluted adjusted EPS), a non-GAAP measure, were $1.17, down 9.3%. Adjusting for a $0.21 per diluted share impact from a non-cash revaluation charge related to the United Kingdom ("U.K.") tax law change, diluted adjusted EPS would increase 7.0% to $1.38(1).

•	Net cash provided by operating activities was $233.2 million, down 6.5% for the second quarter of 2021. Free cash flow, a non-GAAP measure, was $170.7 million, down 11.5%.
•	We paid a cash dividend of 29 cents per share on June 30, 2021. Our Board of Directors approved a cash dividend of 29 cents per share payable on September 30, 2021.
•	We repurchased $150.0 million of our shares during the second quarter of 2021.

JERSEY CITY, N.J., August 3, 2021 — Verisk (Nasdaq:VRSK), a leading global data analytics provider, today announced results for the second quarter ended June 30, 2021.

Scott Stephenson, chairman, president, and CEO, said, “Verisk's second quarter results highlight the strength of our business model, the essential nature of our solutions and our continued focus on delivering for our customers. We remain committed to our innovation agenda and have strong confidence in our ability to successfully execute our growth strategy and plans to build shareholder value over the long term."

Lee Shavel, CFO and group president, said, “Verisk delivered organic constant currency revenue growth of 6.3% and organic constant currency adjusted EBITDA growth of 4.2% in the second quarter, demonstrating strength in subscription revenues and recovery in our transactional revenues as we anniversary the onset of the pandemic. We continue to invest our strong free cash flow back into high return on investment projects that support future growth while also returning capital to shareholders through dividends and share repurchases.”

Summary of Results (GAAP and Non-GAAP)

(in millions, except per share amounts)

Note: Adjusted EBITDA, diluted adjusted EPS, and free cash flow are non-GAAP measures.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2021	2020	Change	2021	2020	Change
Revenues	$747.5	$678.8	10.1%	$1,473.6	$1,368.6	7.7%
Net income attributable to Verisk	154.0	179.0	(14.0)	322.6	350.7	(8.0)
Adjusted EBITDA	370.8	348.3	6.5	716.3	666.3	7.5
Diluted EPS attributable to Verisk	0.94	1.08	(13.0)	1.97	2.12	(7.1)
Diluted adjusted EPS	1.17	1.29	(9.3)	2.41	2.46	(2.0)
Net cash provided by operating activities	233.2	249.5	(6.5)	681.9	612.1	11.4
Free cash flow	170.7	192.8	(11.5)	560.2	502.5	11.5

(1) $1.38, a non-GAAP measure, is calculated by adding back the impact of the non-cash income tax revaluation charge to our adjusted net income and diluted adjusted EPS definitions. We believe this calculation is useful to investors and management uses it as it allows for greater transparency on assessing the impact of the U.K. tax law change on our diluted adjusted EPS for the quarter ended June 30, 2021. The non-cash revaluation charge of $34.0 million resulted in a $0.21 per diluted share impact on our diluted adjusted EPS.

Revenues

Consolidated revenues increased 10.1%, and 6.3% on an OCC basis, for second-quarter 2021. In late March 2020, we analyzed our solutions and services to assess the impact of COVID-19 on our revenue streams. We did not identify any material impact stemming from COVID-19 on approximately 85% of our revenues as much of these revenues are subscription-based and subject to long-term contracts. These revenues increased 5.5% on an OCC basis in the second quarter of 2021. Of the remaining 15%, we have identified specific solutions and services, largely transactional in nature, that have been impacted by COVID-19. These revenues increased 12.1% on an OCC basis in second-quarter 2021 as compared to COVID impacted declines from the prior-year period.

Revenues and Revenue Growth by Segment

(in millions)

			Revenue Growth
	Three Months Ended		Three Months Ended
	June 30,		June 30, 2021
	2021	2020	Reported	OCC
Underwriting & rating	$388.4	$349.3	11.2%	7.6%
Claims	161.6	142.9	13.2	8.4
Insurance	550.0	492.2	11.8	7.8
Energy and Specialized Markets	162.3	148.6	9.2	5.0
Financial Services	35.2	38.0	(7.4)	(8.1)
Revenues	$747.5	$678.8	10.1	6.3

			Revenue Growth
	Six Months Ended		Six Months Ended
	June 30,		June 30, 2021
	2021	2020	Reported	OCC
Underwriting & rating	$765.5	$699.3	9.5%	6.5%
Claims	320.1	288.2	11.1	8.1
Insurance	1,085.6	987.5	9.9	6.9
Energy and Specialized Markets	318.5	302.8	5.2	2.1
Financial Services	69.5	78.3	(11.3)	(10.5)
Revenues	$1,473.6	$1,368.6	7.7	4.9

Insurance segment revenues grew 11.8% in the second quarter and 7.8% on an OCC basis.

•

Underwriting and rating revenues increased 11.2% in the quarter and 7.6% on an OCC basis, resulting primarily from annual increases in prices derived from continued enhancements to the content of the solutions within our industry-standard insurance programs, as well as selling expanded solutions to existing customers in commercial and personal lines. In addition, catastrophe modeling services and our international software solutions contributed to the growth.

•	Claims revenues grew 13.2% in the quarter and 8.4% on an OCC basis. Growth was primarily driven by our repair cost estimating solutions revenue and our claims analytics revenue.

Energy and Specialized Markets segment revenue increased 9.2% in the quarter and 5.0% on an OCC basis. Growth was primarily driven by consulting and environmental health and safety service revenues.

Financial Services segment revenue decreased 7.4% in the quarter and 8.1% on an OCC basis, primarily due to certain contract transitions, projects that did not reoccur, and lower bankruptcy volumes. These declines more than offset solid growth in spend informed analytics revenues.

Net Income and Adjusted EBITDA

During second-quarter 2021, net income attributable to Verisk declined 14.0%. Adjusted EBITDA increased 6.5%, and 4.2% on an OCC basis.

EBITDA and Adjusted EBITDA by Segment

(in millions)

Note: Adjusted EBITDA is a non-GAAP measure. Margin is calculated as a percentage of revenues. See "Non-GAAP Reconciliations" below for a reconciliation to the nearest GAAP measure.

	Three Months Ended June 30,
	EBITDA		EBITDA Margin		Adjusted EBITDA		Adjusted EBITDA Growth		Adjusted EBITDA Margin
							2021	2021
	2021	2020	2021	2020	2021	2020	Reported	OCC	2021	2020
Insurance	$310.7	$283.0	56.5%	57.5%	$310.8	$285.4	8.9%	6.6%	56.5%	58.0%
Energy and Specialized Markets	57.6	51.6	35.5	34.7	57.6	51.6	11.5	8.4	35.5	34.7
Financial Services	2.4	11.3	6.9	29.7	2.4	11.3	(78.6)	(77.4)	6.9	29.7
Consolidated	$370.7	$345.9	49.6	51.0	$370.8	$348.3	6.5	4.2	49.6	51.3

	Six Months Ended June 30,
	EBITDA		EBITDA Margin		Adjusted EBITDA		Adjusted EBITDA Growth		Adjusted EBITDA Margin
							2021	2021
	2021	2020	2021	2020	2021	2020	Reported	OCC	2021	2020
Insurance	$599.7	$556.2	55.2%	56.3%	$599.7	$542.9	10.5%	7.4%	55.2%	55.0%
Energy and Specialized Markets	111.3	101.0	35.0	33.4	111.3	101.0	10.2	7.5	35.0	33.4
Financial Services	5.3	25.9	7.6	33.1	5.3	22.4	(76.5)	(75.6)	7.6	28.7
Consolidated	$716.3	$683.1	48.6	49.9	$716.3	$666.3	7.5	4.7	48.6	48.7

Taxes

During the second quarter of 2021, our effective tax rate was 35.6% as compared to 20.4% in the year prior. This increase was the result of an earlier than expected enactment of the U.K. tax law change that caused a non-cash revaluation charge. We now expect our tax rate to approximate 20-22% for the second half of 2021.

Earnings Per Share and Diluted Adjusted Earnings Per Share

Diluted EPS attributable to Verisk decreased 13.0% to $0.94 for the second quarter of 2021 primarily due to a higher effective tax rate.

Diluted adjusted EPS decreased 9.3% to $1.17 for the second quarter of 2021 primarily due to a higher effective tax rate. Adjusting for a $0.21 per share impact from adding back a non-cash revaluation charge related to the U.K. tax law change, diluted adjusted EPS would increase 7.0% to $1.38. These growth rates reflect organic growth in the business, contributions from acquisitions, and lower average share count.

Cash Flow and Free Cash Flow

Net cash provided by operating activities was $233.2 million for the second quarter of 2021, down 6.5%. Capital expenditures were $62.5 million for the second quarter, up 10.2%. Free cash flow was $170.7 million, down 11.5% primarily due to the prior year deferral of federal income taxes and certain employer payroll taxes resulting from the CARES Act that were partially offset by earnout payments made in the second quarter of 2020. Free cash flow is a non-GAAP measure. See "Non-GAAP reconciliations" below for a reconciliation to the nearest GAAP measure.

Free cash flow represented 46.0% of adjusted EBITDA for the second quarter, compared with 55.4% in the prior-year period.

Dividend

On June 30, 2021, we paid a cash dividend of 29 cents per share of common stock issued and outstanding to the holders of record as of June 15, 2021.

On July 28, 2021, our Board of Directors approved a cash dividend of 29 cents per share of common stock issued and outstanding, payable on September 30, 2021, to holders of record as of September 15, 2021.

Share Repurchases

Including the accelerated share repurchase (ASR) settled in the second quarter of 2021, we repurchased approximately 834 thousand shares at an average price of $179.85, for a total cost of $150.0 million for the second quarter of 2021. On June 30, 2021, we had $328.8 million remaining under our share repurchase authorization.

Conference Call

Our management team will host a live audio webcast to discuss the financial results and business highlights on Wednesday, August 4, 2021, at 8:30 a.m. EDT (5:30 a.m. PDT, 1:30 p.m. BST). All interested parties are invited to listen to the live event via webcast on our investor website at http://investor.verisk.com. The discussion will also be available through dial-in number 1-877-755-3792 for U.S./Canada participants or 512-961-6560 for international participants.

A replay of the webcast will be available for 30 days on our investor website and through the conference call number 1-855-859-2056 for U.S./Canada participants or 404-537-3406 for international participants using Conference ID #3793328.

About Verisk

We (Nasdaq:VRSK) provide predictive analytics and decision support solutions to customers in the insurance, energy and specialized markets, and financial services industries. More than 70 percent of the FORTUNE 100 uses our advanced technologies to manage risks, make better decisions and improve operating efficiency. Our analytic solutions address insurance underwriting and claims, fraud, regulatory compliance, natural resources, catastrophes, economic forecasting, geopolitical risks, as well as environmental, social, and governance (ESG) matters. Celebrating our 50th anniversary, we continue to make the world better, safer, and stronger, and foster an inclusive and diverse culture where all team members feel they belong. With more than 100 offices in nearly 35 countries, we consistently earn certification by Great Place to Work®. For more, please visit our website at www.verisk.com or follow our social media profiles on LinkedIn, Twitter, Facebook, and YouTube.

Contact:

Investor Relations
Stacey Brodbar
Head of Investor Relations
Verisk
201-469-4327
IR@verisk.com

Media

Alberto Canal

Head of External Communications

201-469-2618

Alberto.Canal@verisk.com

Forward-Looking Statements

This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. This includes, but is not limited to, our expectation and ability to pay a cash dividend on our common stock in the future, subject to the determination by our Board of Directors and based on an evaluation of our earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in our quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

We have provided certain non-GAAP financial information as supplemental information regarding our operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. We believe that our presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. In addition, our management uses these measures for reviewing our financial results, for budgeting and planning purposes, and for evaluating the performance of senior management.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Expenses: EBITDA represents GAAP net income adjusted for (i) depreciation and amortization of fixed assets; (ii) amortization of intangible assets; (iii) interest expense; and (iv) provision for income taxes. Adjusted EBITDA represents EBITDA adjusted for acquisition-related costs (earn-outs), gain/loss from dispositions (which includes businesses held for sale), and nonrecurring gain/loss. Adjusted EBITDA expenses represent adjusted EBITDA net of revenues. We believe these measures are useful and meaningful because they allow for greater transparency regarding our operating performance and facilitate period-to-period comparison.

Adjusted Net Income and Diluted Adjusted EPS: Adjusted net income represents GAAP net income adjusted for (i) amortization of intangible assets, net of tax; (ii) acquisition-related costs (earn-outs), net of tax; (iii) gain/loss from dispositions (which includes businesses held for sale), net of tax; and (iv) nonrecurring gain/loss, net of tax. Diluted adjusted EPS represents adjusted net income divided by weighted-average diluted shares. We believe these measures are useful and meaningful because they allow evaluation of the after-tax profitability of our results excluding the after-tax effect of acquisition-related costs and nonrecurring items.

Free Cash Flow: Free cash flow represents net cash provided by operating activities determined in accordance with GAAP minus payments for capital expenditures. We believe free cash flow is an important measure of the recurring cash generated by our operations that may be available to repay debt obligations, repurchase our stock, invest in future growth through new business development activities, or make acquisitions.

Organic Constant Currency (OCC): Our operating results, such as, but not limited to, revenue and adjusted EBITDA, reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which we transact changes in value over time compared with the U.S. dollar; accordingly, we present certain constant currency financial information to assess how we performed excluding the impact of foreign currency exchange rate fluctuations. We calculate constant currency by translating comparable prior-year-period results at the currency exchange rates used in the current period. We define “organic” as operating results excluding the effect of recent acquisitions and dispositions (which include businesses held for sale) that have occurred over the past year. An acquisition is included as organic at the beginning of the calendar quarter that occurs subsequent to the one-year anniversary of the acquisition date. Once an acquisition is included in its current-period organic base, its comparable prior-year-period operating results are also included to calculate organic growth. A disposition (which includes a business held for sale) is excluded from organic at the beginning of the calendar quarter in which the disposition occurs (or when a business meets the held-for-sale criteria under U.S. GAAP). Once a disposition is excluded from its current-period organic base, its comparable prior-year-period operating results are also excluded to calculate organic growth. The organic presentation enables investors to assess the growth of the business without the impact of recent acquisitions for which there is no prior-year comparison. A disposition’s results are removed from all prior periods presented to allow for comparability. We believe organic constant currency is a useful and meaningful measure to enhance investors’ understanding of the continuing operating performance of our business and to facilitate the comparison of period-to-period performance because it excludes the impact of foreign exchange rate movements, acquisitions, and dispositions.

See page 10 for a reconciliation of consolidated adjusted EBITDA and a segment results summary and a reconciliation of adjusted EBITDA. See page 11 for a reconciliation of segment adjusted EBITDA margin, a reconciliation of adjusted EBITDA expenses, and a reconciliation of diluted adjusted EPS. See page 12 for a reconciliation of net cash provided by operating activities to free cash flow.

Attached Financial Statements

Please refer to the full Form 10-Q filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As of June 30, 2021 and December 31, 2020

	June 30, 2021	December 31, 2020
	(in millions, except for share and per share data)
ASSETS:
Current assets:
Cash and cash equivalents	$276.3	$218.8
Accounts receivable, net of allowance for doubtful accounts of $22.9 and $17.7, respectively	467.4	432.4
Prepaid expenses	98.8	81.2
Income taxes receivable	30.8	25.4
Other current assets	45.4	36.4
Total current assets	918.7	794.2
Noncurrent assets:
Fixed assets, net	657.6	632.3
Operating lease right-of-use assets, net	257.4	267.6
Intangible assets, net	1,319.0	1,384.8
Goodwill	4,168.9	4,108.1
Deferred income tax assets	9.1	9.1
Other noncurrent assets	382.9	365.7
Total assets	$7,713.6	$7,561.8
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$386.9	$407.3
Short-term debt and current portion of long-term debt	403.2	514.3
Deferred revenues	655.3	466.7
Operating lease liabilities	38.8	38.7
Income taxes payable	9.7	3.8
Total current liabilities	1,493.9	1,430.8
Noncurrent liabilities:
Long-term debt	2,700.3	2,699.6
Deferred income tax liabilities	436.2	396.9
Operating lease liabilities	261.8	271.6
Other noncurrent liabilities	51.2	64.7
Total liabilities	4,943.4	4,863.6
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value; 2,000,000,000 shares authorized; 544,003,038 shares issued; 161,926,319 and 162,817,526 shares outstanding, respectively	0.1	0.1
Additional paid-in capital	2,534.9	2,490.9
Treasury stock, at cost, 382,076,719 and 381,185,512 shares, respectively	(4,423.6)	(4,179.3)
Retained earnings	4,991.0	4,762.2
Accumulated other comprehensive losses	(348.9)	(375.7)
Total Verisk stockholders' equity	2,753.5	2,698.2
Noncontrolling interest	16.7	—
Total stockholders’ equity	2,770.2	2,698.2
Total liabilities and stockholders’ equity	$7,713.6	$7,561.8

VERISK ANALYTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

For the Three and Six Months Ended June 30, 2021 and 2020

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in millions, except for share and per share data)
Revenues	$747.5	$678.8	$1,473.6	$1,368.6
Operating expenses:
Cost of revenues (exclusive of items shown separately below)	264.9	235.8	527.3	493.5
Selling, general and administrative	111.4	96.4	231.2	208.5
Depreciation and amortization of fixed assets	53.3	45.9	101.8	92.0
Amortization of intangible assets	50.5	41.0	95.5	82.0
Other operating income	—	—	—	(19.4)
Total operating expenses	480.1	419.1	955.8	856.6
Operating income	267.4	259.7	517.8	512.0
Other income (expense):
Investment (loss) income and others, net	(0.5)	(0.7)	1.2	(2.9)
Interest expense	(31.5)	(34.2)	(66.9)	(67.6)
Total other expense, net	(32.0)	(34.9)	(65.7)	(70.5)
Income before income taxes	235.4	224.8	452.1	441.5
Provision for income taxes	(83.8)	(45.8)	(132.5)	(90.8)
Net income	151.6	179.0	319.6	350.7
Less: Net loss attributable to noncontrolling interest	2.4	—	3.0	—
Net income attributable to Verisk	$154.0	$179.0	$322.6	$350.7
Basic net income per share attributable to Verisk	$0.95	$1.10	$1.99	$2.16
Diluted net income per share attributable to Verisk	$0.94	$1.08	$1.97	$2.12
Weighted-average shares outstanding:
Basic	162,007,784	162,371,920	162,324,802	162,633,113
Diluted	163,046,538	165,103,088	163,741,628	165,413,604

VERISK ANALYTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

For the Three and Six Months Ended June 30, 2021 and 2020

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in millions)
Cash flows from operating activities:
Net income	$151.6	$179.0	$319.6	$350.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	53.3	45.9	101.8	92.0
Amortization of intangible assets	50.5	41.0	95.5	82.0
Amortization of debt issuance costs and original issue discount, net of original issue premium	0.3	0.5	0.7	0.8
Provision for doubtful accounts	5.5	3.9	8.7	5.4
Gain on sale of assets	—	—	—	(19.4)
Stock-based compensation expense	10.8	9.5	36.2	29.1
Realized gain on available-for-sale securities, net	—	(0.5)	—	—
Deferred income taxes	33.3	(1.4)	32.6	(1.5)
Loss on disposal of fixed assets, net	—	0.1	—	0.4
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	48.5	66.1	(41.0)	(30.4)
Prepaid expenses and other assets	(18.9)	(35.3)	(23.1)	(53.8)
Operating lease right-of-use assets, net	10.6	10.0	21.0	19.3
Income taxes	(37.8)	25.6	0.6	66.6
Accounts payable and accrued liabilities	5.9	(52.9)	(20.0)	(114.7)
Deferred revenues	(69.2)	(52.8)	187.7	184.8
Operating lease liabilities	(10.4)	2.6	(20.5)	(7.9)
Other liabilities	(0.8)	8.2	(17.9)	8.7
Net cash provided by operating activities	233.2	249.5	681.9	612.1
Cash flows from investing activities:
Acquisitions and purchase of controlling interest, net of cash acquired of $1.9 and $0.0; and $5.7 and $0.0, respectively	(17.8)	—	(31.5)	—
Proceeds from sale of assets	—	—	—	23.1
Investments in nonpublic companies	(15.1)	—	(15.1)	(63.8)
Escrow funding associated with acquisitions	(4.8)	—	(4.8)	—
Capital expenditures	(62.5)	(56.7)	(121.7)	(109.6)
Payment of contingent liability related to acquisitions	—	—	(1.2)	—
Other investing activities, net	0.4	(1.5)	0.8	4.6
Net cash used in investing activities	(99.8)	(58.2)	(173.5)	(145.7)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in millions)
Cash flows from financing activities:
Proceeds (repayments) from short-term debt, net	390.0	(420.0)	340.0	(495.0)
Repayment of current portion of long-term debt	(450.0)	—	(450.0)	—
Proceeds from issuance of short-term debt with original maturities greater than three months	—	—	—	20.0
Repayments of short-term debt with original maturities greater than three months	—	(20.0)	—	(20.0)
Proceeds from issuance of long-term debt, inclusive of original issue premium and net of original issue discount	—	494.8	—	494.8
Payment of debt issuance costs	—	(5.6)	—	(5.6)
Repurchases of common stock	(150.0)	(75.0)	(250.0)	(248.8)
Proceeds from stock options exercised	13.4	22.9	21.0	42.1
Net share settlement of taxes from restricted stock and performance share awards	(3.2)	(3.5)	(11.0)	(3.5)
Dividends paid	(47.1)	(44.0)	(94.2)	(87.9)
Payment of contingent liability related to acquisitions	—	(34.2)	—	(34.2)
Other financing activities, net	(1.8)	(2.4)	(3.7)	(4.3)
Net cash used in financing activities	(248.7)	(87.0)	(447.9)	(342.4)
Effect of exchange rate changes	0.7	0.7	(3.0)	0.5
Net (decrease) increase in cash and cash equivalents	(114.6)	105.0	57.5	124.5
Cash and cash equivalents classified within current assets held for sale, beginning of period	—	—	—	0.3
Cash and cash equivalents, beginning of period	390.9	204.4	218.8	184.6
Cash and cash equivalents, end of period	$276.3	$309.4	$276.3	$309.4
Supplemental disclosures:
Income taxes paid	$88.1	$21.6	$98.9	$25.7
Interest paid	$50.2	$41.1	$69.7	$63.7
Noncash investing and financing activities:
Debt issuance costs included in accounts payable and accrued liabilities	$—	$0.1	$—	$0.1
Deferred tax liability established on date of acquisition	$2.2	$—	$4.4	$—
Finance lease additions	$0.6	$0.1	$2.6	$1.6
Operating lease additions, net of terminations	$2.7	$43.6	$9.4	$45.2
Fixed assets included in accounts payable and accrued liabilities	$1.4	$0.7	$1.4	$0.7
Dividends included in accrued liabilities and other liabilities	$0.4	$0.4	$0.4	$0.4
Gain on sale of assets included in other current and long-term assets	$—	$—	$—	$3.5
Held for sale assets contributed to a nonpublic company	$—	$—	$—	$65.9

Non-GAAP Reconciliations

Consolidated Adjusted EBITDA Reconciliation

(in millions)

Note: EBITDA, adjusted EBITDA, and organic adjusted EBITDA are non-GAAP measures. Margin is calculated as a percentage of consolidated revenues.

	Three Months Ended June 30,				Six Months Ended June 30,
	2021		2020		2021		2020
	Total	Margin	Total	Margin	Total	Margin	Total	Margin
Net income	$151.6	20.3%	$179.0	26.4%	$319.6	21.7%	$350.7	25.6%
Depreciation and amortization of fixed assets	53.3	7.1	45.9	6.8	101.8	6.9	92.0	6.7
Amortization of intangible assets	50.5	6.8	41.0	6.0	95.5	6.5	82.0	6.0
Interest expense	31.5	4.2	34.2	5.0	66.9	4.5	67.6	5.0
Provision for income taxes	83.8	11.2	45.8	6.8	132.5	9.0	90.8	6.6
EBITDA	370.7	49.6	345.9	51.0	716.3	48.6	683.1	49.9
Acquisition-related costs (earn-outs)	0.1	—	2.4	0.3	—	—	2.6	0.2
Gain from dispositions	—	—	—	—	—	—	(19.4)	(1.4)
Adjusted EBITDA	370.8	49.6	348.3	51.3	716.3	48.6	666.3	48.7
Adjusted EBITDA from acquisitions and dispositions	(5.7)	(0.8)	0.1	—	(8.9)	(0.6)	3.2	0.2
Organic adjusted EBITDA	$365.1	48.8	$348.4	51.3	$707.4	48.0	$669.5	48.9

Segment Results Summary and Adjusted EBITDA Reconciliation

(in millions)

Note: Organic revenues, EBITDA, adjusted EBITDA, and organic adjusted EBITDA are non-GAAP measures.

	Three Months Ended June 30, 2021			Three Months Ended June 30, 2020
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
Revenues	$550.0	$162.3	$35.2	$492.2	$148.6	$38.0
Revenues from acquisitions and dispositions	(16.1)	(0.4)	—	—	—	—
Organic revenues	$533.9	$161.9	$35.2	$492.2	$148.6	$38.0

EBITDA	$310.7	$57.6	$2.4	$283.0	$51.6	$11.3
Acquisition-related costs (earn-outs)	0.1	—	—	2.4	—	—
Adjusted EBITDA	310.8	57.6	2.4	285.4	51.6	11.3
Adjusted EBITDA from acquisitions and dispositions	(5.8)	0.1	—	0.1	—	—
Organic adjusted EBITDA	$305.0	$57.7	$2.4	$285.5	$51.6	$11.3

	Six Months Ended June 30, 2021			Six Months Ended June 30, 2020
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
Revenues	$1,085.6	$318.5	$69.5	$987.5	$302.8	$78.3
Revenues from acquisitions and dispositions	(28.5)	(0.4)	—	(4.1)	—	(1.3)
Organic revenues	$1,057.1	$318.1	$69.5	$983.4	$302.8	$77.0

EBITDA	$599.7	$111.3	$5.3	$556.2	$101.0	$25.9
Acquisition-related costs (earn-outs)	—	—	—	2.6	—	—
Gain from dispositions	—	—	—	(15.9)	—	(3.5)
Adjusted EBITDA	599.7	111.3	5.3	542.9	101.0	22.4
Adjusted EBITDA from acquisitions and dispositions	(9.0)	0.1	—	3.9	—	(0.7)
Organic adjusted EBITDA	$590.7	$111.4	$5.3	$546.8	$101.0	$21.7

Segment Adjusted EBITDA Margin Reconciliation

Note: Segment adjusted EBITDA margin is calculated as a percentage of respective segment revenues.

	Three Months Ended June 30, 2021			Three Months Ended June 30, 2020
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
EBITDA margin	56.5%	35.5%	6.9%	57.5%	34.7%	29.7%
Acquisition-related costs (earn-outs)	—	—	—	0.5	—	—
Adjusted EBITDA margin	56.5	35.5	6.9	58.0	34.7	29.7

	Six Months Ended June 30, 2021			Six Months Ended June 30, 2020
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
EBITDA margin	55.2%	35.0%	7.6%	56.3%	33.4%	33.1%
Acquisition-related costs (earn-outs)	—	—	—	0.3	—	—
Gain from dispositions	—	—	—	(1.6)	—	(4.4)
Adjusted EBITDA margin	55.2	35.0	7.6	55.0	33.4	28.7

Consolidated Adjusted EBITDA Expense Reconciliation

(in millions)

Note: Adjusted EBITDA expenses are a non-GAAP measure.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Operating expenses	$480.1	$419.1	$955.8	$856.6
Depreciation and amortization of fixed assets	(53.3)	(45.9)	(101.8)	(92.0)
Amortization of intangible assets	(50.5)	(41.0)	(95.5)	(82.0)
Investment loss (income) and others, net	0.5	0.7	(1.2)	2.9
Acquisition-related costs (earn-outs)	(0.1)	(2.4)	—	(2.6)
Gain from dispositions	—	—	—	19.4
Adjusted EBITDA expenses	$376.7	$330.5	$757.3	$702.3

Diluted Adjusted EPS Reconciliation

(in millions, except per share amounts)

Note: Diluted adjusted EPS is a non-GAAP measure.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income	$151.6	$179.0	$319.6	$350.7
plus: Amortization of intangibles	50.5	41.0	95.5	82.0
less: Income tax effect on amortization of intangibles	(11.1)	(9.0)	(21.0)	(18.0)
plus: Acquisition-related costs and interest expense (earn-outs)	0.1	2.4	—	2.6
less: Income tax effect on acquisition-related costs and interest expense (earn-outs)	(0.1)	(0.5)	—	(0.6)
less: Gain from dispositions	—	—	—	(19.4)
plus: Income tax effect on gain from dispositions	—	—	—	9.6
Adjusted net income	$191.0	$212.9	$394.1	$406.9

Diluted EPS attributable to Verisk	$0.94	$1.08	$1.97	$2.12
Diluted adjusted EPS	$1.17	$1.29	$2.41	$2.46

Weighted-average diluted shares outstanding	163.0	165.1	163.7	165.4

Free Cash Flow Reconciliation

(in millions)

Note: Free cash flow is a non-GAAP measure.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2021	2020	Change	2021	2020	Change
Net cash provided by operating activities	$233.2	$249.5	(6.5)%	$681.9	$612.1	11.4%
Capital expenditures	(62.5)	(56.7)	10.2	(121.7)	(109.6)	11.0
Free cash flow	$170.7	$192.8	(11.5)	$560.2	$502.5	11.5